Exhibit 95
First Quarter, 2013 Mine Safety Disclosures

Mine or Operating Name/MSHA Identification Number	Contractor ID	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)

Bear Run, 1202422	Z8T										1

Dolet Hills, 1601031	Z8T	1					1,304

Four Corners, 0801117	Z8T						362				1

Kosse Strip, 4104586	Z8T												1*

North Antelope Rochelle, 4801353	Z8T										1

Republic Energy, 4609054	Z8T										1

Total		1					1,666				4		1

*Although this action was settled in 2009, and thus not included on the Company's prior Exhibit 95 reports, the judicial order approving the settlement was not issued until February 2013.